UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2021

BEMAX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-197756	46-554081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

625 Silver Oak Drive Dallas, GA	30132
(Address of principal executive offices)	(Zip Code)

(770) 401-1809

(Registrant’s telephone number, including area code)

 _______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 17, 2021, the Registrant filed a Certificate of Change with the Secretary of State of the State of Nevada (the “Certificate of Change”) to effect a reverse split of Company’s common stock at a ratio of 1-for-7,000 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each seven thousand (7,000) pre-split shares of common stock outstanding will automatically combine into one (1) new share of common stock without any action on the part of the holders, and the number of outstanding shares of common stock will be reduced from 1,624,861,767 shares to 232,123 shares (subject to rounding of fractional shares).

No fractional shares will be issued in connection with the Reverse Stock Split. The Registrant will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split. This Effective Date of the Reverse Stock Split is anticipated to occur upon approval by FINRA.

The Registrant’s stock symbol will be changed to BMXCD, and after 20 business days, the symbol will change back to BMXC

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are filed as part of this Report.

Exhibit Number	Description

3.1	Certificate of Change to the Articles of Incorporation of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEMAX INC.
Date: May 19, 2021
	By	/s/ Taiwo Aimasiko
		Name:	Taiwo Aimasiko
		Title:	Chief Executive Officer